Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Industrial Enterprises of America, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that the Company's Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2004 (the "Form 10-QSB/A") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-QSB/A.

Dated: January 21, 2005

/s/ Crawford Shaw
Crawford Shaw, Chief Executive Officer, Chairman of the Board and President

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB/A or as a separate disclosure document.